Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of NeoGenomics, Inc. of our report dated February 26, 2019 relating the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K/A of NeoGenomics, Inc. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Indianapolis, Indiana
May 20, 2019